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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Speizman Industries, Inc.
Charlotte, North Carolina


We hereby consent to the incorporation by reference in the Registration Statements No. 333-06287, No. 333-06289, No. 333-23503, No. 333-46769, and No.
333-74292 of Speizman Industries, Inc. on Form S-8 of our reports dated August 30, 2002, relating to the consolidated financial statements and schedules of Speizman Industries, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 29, 2002.




Charlotte, North Carolina                                       BDO Seidman, LLP
September 25, 2002